Exhibit 3.1

                                     BYLAWS
                                       OF
                           ENCORE CAPITAL GROUP, INC.
                       As amended through October 24, 2002

                 I. REFERENCES TO CERTAIN TERMS AND CONSTRUCTION

              1.01. Certain References. Any reference herein made to law will be deemed to refer to the law of the State of Delaware, including any applicable provision of Chapter 1 of Title 8 of the Delaware Code, or any successor statutes, as from time to time amended and in effect (sometimes referred to herein as the "Delaware General Corporation Law"). Any reference herein made to the corporation's Certificate will be deemed to refer to its Certificate of
Incorporation and all amendments thereto as at any given time on file with the
Delaware Secretary of State (any reference herein to that office being intended to include any successor to the incorporating and related functions being performed by that office at the date of the initial adoption of these Bylaws).
Except as otherwise required by law, the term "stockholder" as used herein shall mean one who is a holder of record of shares of the corporation.

              1.02. Seniority. The law and the Certificate (in that order of precedence) will in all respects be considered senior and superior to these
Bylaws, with any inconsistency to be resolved in favor of the law and such
Certificate (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

              1.03. Computation of Time. The time during which an act is required to be done, including the time for the giving of any required notice herein, shall be computed by excluding the first day or hour, as the case may be, and including the last day or hour.

                                   II. OFFICES

              2.01. Principal Office. The principal office or place of business of the corporation in the State of Delaware shall be the registered office of the corporation in the State of Delaware. The corporation may change its registered office from time to time in accordance with the relevant provisions of the Delaware General Corporation Law. The corporation may have such other offices, either within or without the State of Delaware, as the Board of
Directors may designate or as the business of the corporation may require from time to time.

                                III. STOCKHOLDERS

              3.01. Annual Stockholder Meeting. The annual meeting of
stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote members of the Board of Directors and transact such other business as may properly be brought before the meeting.

              3.02. Special Stockholder Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by the Chairman of the Board or the
President, and shall be called by the President or the Secretary upon a written request signed by at least three members of the Board of Directors, or of the holders of at least a majority of the issued and outstanding shares of capital stock entitled to vote thereat. Any such written request by stockholders shall state the purpose or purposes of the proposed meeting, and business to be transacted at any such meeting shall be confined to the purposes stated in the notice thereof and to such additional matters as the chairman of the meeting may rule to be germane to such purposes.

              3.03. Notice of Stockholders Meetings.

                           (a) Required Notice. Except as otherwise allowed or
required by law, written notice stating the place, day and hour of any annual or special stockholders meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting and to any other stockholder entitled to receive notice of the meeting by law or the Certificate. Such notice may be given either personally or by sending a copy thereof through the mail, by telegraph, by private delivery service (including overnight courier), or by facsimile transmission, charges prepaid, to each stockholder at his/her address as it appears on the records of the corporation. If the notice is sent by mail, by telegraph or by private delivery service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or private delivery service for transmission to such person.
If the notice is sent by facsimile transmission, it shall be deemed to have been given upon transmission, if transmission occurs on a business day before 5:00
p.m. at the place of receipt, and upon the business day following transmission, if transmission occurs after 5:00 p.m.

                           (b) Adjourned Meeting. If any stockholders meeting is
adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place are announced at the meeting at which the adjournment is taken. But if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice of the adjourned meeting shall be given to each stockholder of record entitled to such notice pursuant to Section
3.03(a) above.

                           (c) Waiver of Notice. Any stockholder may waive
notice of a meeting (or any notice of any other action required to be given by the Delaware General Corporation Law, the corporation's Certificate, or these
Bylaws), at any time before, during, or after the meeting or other action, by a writing signed by the stockholder entitled to the notice. Each such waiver shall be delivered to the corporation for inclusion in the minutes or filing with the corporate
 records. Attendance of a stockholder at a meeting shall constitute a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                           (d) Contents of Notice. The notice of each special
stockholders meeting shall include a description of the purpose or purposes for which the meeting is called. Except as required by law or the corporation's
Certificate, the notice of an annual stockholders meeting need not include a description of the purpose or purposes for which the meeting is called.

              3.04. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix a date as the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. In the case of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, such record date shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting.
In the case of determining stockholders entitled to consent to corporate action in writing without a meeting, the record date shall not be more than ten (10)
days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. In the case of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the record date shall be not more than sixty (60) days prior to such action. If no record date is so fixed by the Board of Directors, the record date for the determination of stockholders shall be as provided in the Delaware General
Corporation Law.

                  When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this
Section, such determination shall apply to any adjournment thereof, unless the
Board of Directors fixes a new record date.

              3.05. Stockholder List. The officer who has charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares held by each. The stockholder list shall be available for inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at a place within the city where the meeting is to be held, which place shall be specified in the meeting notice, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise provided by law, failure to comply with this section shall not affect the validity of any action taken at the meeting.

                  3.06. Stockholder Quorum and Voting Requirements. Unless
otherwise provided in the Certificate or these Bylaws or required by law,

                           (a) a majority of the shares entitled to vote,
present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders;

                           (b) in all matters other than the election of
directors, the affirmative vote of the majority of shares voting for or against the subject matter shall be the act of the stockholders;

                           (c) directors shall be elected by a plurality of the
votes cast at the meeting; and

                           (d) where a separate vote by a class or classes is
required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

                  Except as provided below, voting will be by ballot on any
question as to which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question; otherwise, a voice vote will suffice. Unless otherwise provided in the Certificate, all elections of directors will be by written ballot. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

              3.07. Proxies. At all meetings of stockholders, a stockholder may vote in person or by proxy duly executed in writing by the stockholder or the stockholder's duly authorized attorney-in-fact. Such proxy shall comply with law and shall be filed with the Secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. The burden of proving the validity of any undated, irrevocable, or otherwise contested proxy at a meeting of the stockholders will rest with the person seeking to exercise the same. A facsimile appearing to have been transmitted by a stockholder or by such stockholder's duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

              3.08. Voting of Shares. Unless otherwise provided in the
Certificate or the Delaware General Corporation Law, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders.

              3.09. Election Inspectors. The Board of Directors, in advance of any meeting of the stockholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity, and effect of proxies, the credentials of persons purporting to be stockholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; will receive and count votes, ballots, and consents and announce the results thereof;
will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, will perform such acts as may be proper to conduct elections and voting with complete fairness to all stockholders. No such election inspector need be a stockholder of the corporation.

              3.10. Organization and Conduct of Meetings. Each meeting of the stockholders will be called to order and thereafter chaired by the Chairman of the Board of Directors if there is one, or, if not, or if the Chairman of the
Board is absent or so requests, then by the President, or if both the Chairman of the Board and the President are unavailable, then by such other officer of the corporation or such stockholder as may be appointed by the Board of
Directors. The corporation's Secretary or in his or her absence, an Assistant
Secretary will act as secretary of each meeting of the stockholders. If neither the Secretary nor an Assistant Secretary is in attendance, the chairman of the meeting may appoint any person (whether a stockholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairman thereof may require the registration of all stockholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his or her part, the chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of stockholders and the filing of proxies, to determine the order of business to be conducted at such meeting, and to establish reasonable rules for expediting the business of the meeting and preserving the orderly conduct thereof (including any informal, or question and answer portions thereof).

              3.11. Stockholder Approval or Ratification. The Board of Directors
may submit any contract or act for approval or ratification of the stockholders at a duly constituted meeting of the stockholders. Except as otherwise required by law, if any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the corporation and all of its stockholders as it would be if it were the act of its stockholders.

              3.12. Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the stockholders or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

              3.13. Stockholder Action by Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if one (1) or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Each consent shall bear the date of signature of each stockholder who signs the consent. The consents shall be delivered to the corporation in accordance with law for inclusion in the minutes or filing with the corporate record. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented to the action.

                  3.14. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized commit tee thereof)
or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 3.14.

         In addition to any other applicable requirements, for a nomination to be made by a stock holder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation, as prescribed below.

         No person shall be elected to the Board of Directors of this corporation at an annual meeting of the stockholders, or at a special meeting called for that purpose, unless, with respect to a person nominated by a stockholder of the corporation, a written notice of nomination of such person by the stockholder shall have been received by the Secretary of the corporation not earlier than one hundred and twenty (120) days and not later than ninety (90)
days prior to the anniversary date of the immediately preceding annual meeting if an annual meeting, or seven (7) days after notice of the meeting is mailed to stockholders if a special meeting. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting (including the number of shares of stock of the corporation owned beneficially or of record by such stockholder and the nominee or nominees) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholders and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the
Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected.

                  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 3.14. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                  Notwithstanding compliance with the foregoing provisions, the
Board of Directors shall not be obligated to include information as to any stockholder nominee for director in any proxy statement or other communication sent to stockholders.

                  3.15. Business at Annual Meetings. No business may be
transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stock holder of record on the date of the giving of the notice provided for in this Section 3.15 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this
Section 3.15.

                  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the
Secretary of the corporation.

                  To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the
Company not earlier than one hundred and twenty (120) days and not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

                  To be in proper written form, a stockholder's notice to the
Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder,
(iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business

and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                  No business shall be conducted at the annual meeting of
stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3.15, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3.15 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                             IV. BOARD OF DIRECTORS

              4.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

              4.02. Number, Tenure, and Qualification of Directors. Unless
otherwise provided in the Certificate, the authorized number of directors shall be not less than one nor more than nine. The number of directors in office from time to time shall be within the limits specified above, as prescribed initially in the Certificate, or by the incorporator or incorporators of the corporation, or by the initial director or directors of the corporation and thereafter as prescribed from time to time by resolution adopted by either the stockholders or by the Board of Directors upon the affirmative vote of a majority of the directors then in office. The Board of Directors, upon the affirmative vote of a majority of the directors then in office, shall have the power to increase or decrease its size within the aforesaid limits and to fill any vacancies that may occur in its membership, whether resulting from an increase in the size of the
Board or otherwise. Each director shall hold office until his or her successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Unless required by the Certificate, directors do not need to be residents of the State of Delaware or stockholders of the corporation.

              4.03. Regular Meetings of the Board of Directors. A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the stockholders, either at the place of the stockholders meeting or at such other place as the directors elected at the stockholders meeting may have been informed of at or prior to the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the Board of Directors may determine.

              4.04. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be held whenever and wherever called for by the
Chairman of the Board, the President, or the number of directors that would be required to constitute a quorum.

              4.05. Notice of, and Waiver of Notice for, Directors Meetings. No
notice need be given of regular meetings of the Board of Directors. Notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each director in person or by telephone, or via mail or facsimile transmission or electronic transmission (which shall include electronic e-mail via the internet). Notice to any director of any such special meeting will be deemed given sufficiently in advance when (i), if given by mail, the same is deposited in the United States mail at least four (4) days before the meeting date, with postage thereon prepaid, (ii), if given by facsimile or electronic transmission, the same is transmitted at least 24 hours prior to the convening of the meeting, or (iii), if personally delivered
(including by overnight courier) or given by telephone, the same is handed, or the substance thereof is communicated over the telephone to the director or to an adult member of his or her office staff or household, at least 24 hours prior to the convening of the meeting. Any director may waive notice of any meeting and any adjournment thereof at any time before, during, or after it is held, as provided by law. Except as provided in the next sentence below, the waiver must be (a) in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records, or (b) by electronic transmission identifying the party waiving notice, and printed out in paper form and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

              4.06. Director Quorum. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Certificate requires a greater number.

              4.07. Directors, Manner of Acting.

                           (a) The affirmative vote of a majority of the
directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate or these Bylaws require a greater percentage and except as otherwise required by law.

                           (b) Unless the Certificate provides otherwise, any or
all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                           (c) A director who is present at a meeting of the
Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (2) his/her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he/she delivers written notice of his/her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation before 5:00 p.m. on the next business day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

              4.08. Director Action Without a Meeting. Unless the Certificate
provides otherwise, any action required or permitted to be taken by the Board of
Directors at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Board of Directors as evidenced by one (1) or more written consents describing the action taken, signed by each director and filed with the minutes or proceedings of the Board of Directors.

              4.09. Removal of Directors by Stockholders. Except as limited by law, to the extent provided in the Certificate, any director or the entire Board of Directors may be removed, with or without cause, by the holders of two-thirds of the shares entitled to vote at an election of directors.

              4.10. Board of Director Vacancies. Unless the Certificates
provides otherwise and except as otherwise provided by law, any vacancy or newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

              4.11. Director Compensation. Unless otherwise provided in the
Certificate, by resolution of the Board of Directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the Board of
Directors or any committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

              4.12. Director Committees.

                           (a) Creation of Committees. Unless the Certificate
provides otherwise, the Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have one (1) or more members, who serve at the pleasure of the Board of
Directors.

                           (b) Selection of Members. The creation of a committee
and appointment of members to it shall be approved by the greater of (1)
two-thirds of all the directors in office when the action is taken or (2) the number of directors required by the Certificate to take such action. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                           (c) Required Procedures. Sections 4.03 through 4.08
of this Article IV, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members.

                           (d) Authority. Unless limited by the Certificate and
except to the extent limited by law, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee.

              4.13. Director Resignations. Any director or committee member may resign from his or her office at any time by written notice delivered to the corporation as required by law. Any such resignation will be effective upon its receipt unless some later time is therein fixed, and then from that time. The acceptance of a resignation will not be required to make it effective.

              4.14. Interested Directors. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director's vote is counted for such purpose if (i) the material facts as to such director's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such director's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of
Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of
Directors or of a committee which authorizes the contract or transaction.

                                   V. OFFICERS

              5.01. Number of Officers. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including any Vice Presidents, may be appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one (1) or more other officers or assistant officers. The same individual may simultaneously hold more than one (1) office in the corporation.

              5.02. Appointment and Term of Office. The officers of the
corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. The designation of a specified term grants to the officer no contract rights, and the Board of Directors can remove the officer at any time prior to the termination of such term. If no term is specified, an officer of the corporation shall hold office until he or she resigns, dies, or until he or she is removed in the manner provided by law or in
Section 5.03 of this Article V. The regular election or appointment of officers will take place at each annual meeting of the Board of Directors, but elections of officers may be held at any other meeting of the Board.

              5.03. Resignation and Removal of Officers. An officer may resign at any time by delivering written notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or event. Any officer may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer shall not of itself create contract rights.

              5.04. Duties of Officers. Officers of the corporation shall have authority to perform such duties as may be prescribed from time to time by law, in these Bylaws, or by the Board of Directors, the President, or the superior officer of any such officer. Each officer of the corporation (in the order designated herein or by the Board) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer's absence, death, or disability.

              5.05. Bonds and Other Requirements. The Board of Directors may
require any officer to give bond to the corporation (with sufficient surety and conditioned for the faithful performance of the duties of his or her office) and to comply with such other conditions as may from time to time be required of him or her by the Board of Directors.

              5.06. President. Unless otherwise specified by resolution of the
Board of Directors, the President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation and the performance by all of its other officers of their respective duties and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
The President shall, when present, and in the absence of a Chairman of the
Board, preside at all meetings of the stockholders and of the Board of
Directors. The President will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.
The President may represent the corporation at any meeting of the stockholders or members of any other corporation, association, partnership, joint venture, or other entity in which the corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

              5.07. The Vice-President. If appointed, in the absence of the
President or in the event of his/her death or disability, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice-President or in the event of the death or disability of all Vice-Presidents, then the Treasurer shall perform such duties of the President in the event of his or her absence, death, or disability. Each Vice-President will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. Any Vice-President may represent the corporation at any meeting of the stockholders or members of any other corporation, association, partnership, joint venture, or other entity in which the corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons. A Vice-President shall perform such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

              5.08. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors and any committee of the Board of Directors and all unanimous written consents of the stockholders, Board of Directors, and any committee of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the address of each stockholder which shall be furnished to the Secretary by such stockholder; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of
Directors. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary will be a proper officer to take charge of the corporation's stock transfer books and to compile the voting record pursuant to Section 3.05 above, and to impress the corporation's seal, if any, on any instrument signed by the President, any Vice President, or any other duly authorized person, and to attest to the same. In the absence of the Secretary, a secretary pro tempore may be chosen by the directors or stockholders as appropriate to perform the duties of the Secretary.

              5.09. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation;
(b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such bank, trust companies, or other depositories as shall be selected by the Board of Directors or any proper officer; (c) keep full and accurate accounts of receipts and disbursements in books and records of the corporation; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. The Treasurer will render to the President, the directors, and the stockholders at proper times an account of all his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall be responsible for preparing and filing such financial reports, financial statements, and returns as may be required by law.

              5.10. Assistant Secretaries and Assistant Treasurers. The
Assistant Secretaries and the Assistant Treasurers, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant
Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the
Board of Directors.

              5.11. Chairman of the Board. The Board of Directors may elect a
Chairman to serve as a general executive officer of the corporation, and, if specifically designated as such by the Board of Directors, as the chief executive officer of the corporation. If elected, the Chairman will preside at all meetings of the Board of Directors and be vested with such other powers and duties as the Board of Directors may from time to time delegate to him or her.

              5.12. Salaries. The salaries of the officers of the corporation may be fixed from time to time by the Board of Directors or (except as to the
President's own) left to the discretion of the President. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

              5.13. Additional Appointments. In addition to the officers contemplated in this Article V, the Board of Directors may appoint other agents of the corporation with such authority to perform such duties as may be prescribed from time to time by the Board of Directors.

                 VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

              6.01. Certificates for Shares.

                           (a) Content. Certificates representing shares of the
corporation shall, at a minimum, state on their face the name of the issuing corporation and that it is formed under the laws of the State of Delaware, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Such certificates shall be signed (either manually or by facsimile to the extent allowable by law)
by any of the Chairman of the Board, the President, or any Vice-President and by
the Secretary or any assistant secretary or the Treasurer or any assistant treasurer of the corporation, and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified and will exhibit such information as may be required by law. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates or ceases to be the transfer agent or registrar of the corporation, they may still be issued by the corporation and countersigned, registered, issued, and delivered by the corporation's transfer agent and/or registrar thereafter, as though such person had continued to hold the office indicated on such certificate.

                           (b) Legend as to Class or Series. If the corporation
is authorized to issue different classes of shares or different series within a class, the powers, designations, preferences, and relative, participating, optional, or other special rights applicable to each class or series and the qualifications, limitations, or restrictions of such preference and/or rights shall be set forth in full or summarized on the front or back of each certificate as required by law. Alternatively, each certificate may state on its front or back that the corporation will furnish a stockholder this information on request and without charge.

                           (c) Stockholder List. The name and address of the
person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

                           (d) Lost Certificates. In the event of the loss,
theft, or destruction of any certificate representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the registered owner of the shares represented thereby; provided that such owner shall have submitted such evidence showing the circumstances of the alleged loss, theft, or destruction, and his, her, or its ownership of the certificate, as the corporation considers satisfactory, together with any other facts that the corporation considers pertinent; and further provided that, if so required by the corporation, the owner shall provide a bond or other indemnity in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable).

              6.02. Registration of the Transfer of Shares. Registration of the
transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the corporation will be entitled to treat the registered owner of any share of the capital stock of the corporation as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable, or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law, including as may be contemplated by Title 6, Subtitle I, Article 8 of the Delaware code (or any comparable successor statutes), as in effect from time to time.

              6.03. Shares Without Certificates. The Board of Directors may
authorize the issuance of uncertificated shares by the corporation and may prescribe procedures for the issuance and registration of transfer thereof and with respect to such other matters as the Board of Directors shall deem necessary or appropriate.

                               VII. DISTRIBUTIONS

              7.01. Distributions. Subject to such restrictions or requirements as may be imposed by applicable law or the corporation's Certificate or as may otherwise be binding upon the corporation, the Board of Directors may from time to time declare, and the corporation may pay or make, dividends or other distributions to its stockholders.

                              VIII. CORPORATE SEAL

              8.01. Corporate Seal. The Board of Directors may provide for a corporate seal of the corporation that will have inscribed thereon any designation including the name of the corporation, Delaware as the state of incorporation, the year of incorporation, and the words "Corporate Seal."

                                 IX. AMENDMENTS

              9.01. Amendments. If the Certificate so provides, the
corporation's Board of Directors may amend or repeal the corporation's Bylaws unless the Certificate or the Delaware General Corporation Law reserve any particular exercise of this power exclusively to the stockholders in whole or part; provided, that any amendment of the corporation's Bylaws that revises the requirement in Section 4.02 and/or Section 4.12 for an affirmative vote of at least two-thirds of the corporation's directors then in office shall require the affirmative vote of at least two-thirds of the corporation's directors then in office. The corporation's stockholders may amend or repeal the corporation's
Bylaws by the affirmative vote of the holders of at least two-thirds of the issued and outstanding capital stock of the corporation entitled to vote thereon, even though the Bylaws may also be amended or repealed by its Board of
Directors.